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                                                                     EXHIBIT (i)

                                                                    KMZ Rosenman
                                                    KATTEN MUCHIN ZAVIS ROSENMAN
                                              401 South Tryon Street, Suite 2600
                                                        Charlotte, NC 28202-1935
                                            704.444.2000 office 704.444.2060 fax


December 27, 2004


The Drake Funds Trust
660 Madison Avenue
16th Floor
New York, New York 10021

Re: The Drake Funds Trust - Registration Statement on Form N-1A (File Nos. 333-119650 and 811-21651)

Dear Ladies and Gentlemen:

         We have acted as counsel for The Drake Funds Trust, a Delaware statutory trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-1A, as amended by Pre-Effective Amendments Nos. 1, 2 and 3 (the "Registration Statement"), relating to the issuance and sale by the Trust of an indefinite number of authorized Drake Class and Administrative Class shares of beneficial interest of each of its new series, the Drake Low Duration Fund and the Drake Total Return Fund (the "Funds"), under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the shares of beneficial interest of the Funds; and (e) such other instruments, documents, statements and records of the Trust and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

         In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

         Based upon the foregoing, we are of the opinion that the Funds' shares proposed to be sold pursuant to the Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset


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The Drake Funds Trust
December 27, 2004
Page 2


value of the shares of the Funds, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

         This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Trust's Registration Statement and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                    Very truly yours,


                                    /s/ Katten Muchin Zavis Rosenman
                                    --------------------------------------------
                                    KATTEN MUCHIN ZAVIS ROSENMAN